Exhibit 99.1

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

(407) 650-1223

CNL HEALTHCARE ANNOUNCES ANTICIPATED COMPLETION DATE

OF ITS INITIAL PUBLIC OFFERING

(ORLANDO, Fla.) Oct. 21, 2014 — CNL Healthcare Properties, a real estate investment trust (REIT) focused on senior housing and healthcare facilities, announced that the anticipated completion date for its initial public offering will be on or about Jan. 30, 2015. As of June 30, 2014, CNL Healthcare Properties received approximately $758 million in gross offering proceeds.

CNL Healthcare Properties has filed a registration statement for a follow-on offering of shares of common stock with the U.S. Securities and Exchange Commission. The registration statement has not yet become effective. CNL Healthcare Properties expects to begin the follow-on offering upon completion of its initial public offering.

A registration statement relating to the common stock offering of CNL Healthcare Properties is filed with the Securities and Exchange Commission. The offering of CNL Healthcare Properties’ common stock is being made solely by means of a written prospectus, which is available at SEC.gov or may be obtained by calling 866-650-0650, that contains additional information about CNL Healthcare Properties and should be read carefully by an investor before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

About CNL Healthcare Properties

CNL Healthcare Properties, Inc. is a real estate investment trust (REIT) that focuses on acquiring properties in the senior housing and healthcare sectors, both stabilized and development, as well as other income-producing properties, real-estate related securities and loans. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit CNLHealthcareProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the

Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at CNLHealthcareProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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